Exhibit 10.5

FORM OF NOTE

REPLACEMENT PROMISSORY NOTE A-1

$53,000,000.00	New York, New York As of July 26, 2011

REPLACEMENT PROMISSORY NOTE A-1 (as the same may hereafter be amended, supplemented, restated, replaced, increased, extended, consolidated or severed from time to time, this “Note”), dated as of July 26, 2011, made by EMPIRE STATE LAND ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business at c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165, Attention: Legal (“ESLA”), and EMPIRE STATE BUILDING ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business at c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165, Attention: Legal, collectively, as maker (“ESBA” and, together with ESLA, collectively, “Maker”), in favor of HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”), a national banking association having an address at 452 Fifth Avenue, New York, New York 10018 (together with its successors and assigns, “Payee”).

WITNESSETH:

WHEREAS, Maker previously executed and delivered the following Notes to the Assigning Lenders (as defined herein): (a) that certain Promissory Note A-1 (“Original Note A-1”), dated July 26, 2011, in the original principal amount of $91,340,425.53 in favor of Payee, and (b) that certain Promissory Note A-2 (“Original Note A-2”), dated July 26, 2011, in the original principal amount of $67,659,574.47 in favor of DekaBank Deutsche Girozentrale (“DekaBank”; Payee and DekaBank are collectively referred to as the “Assigning Lenders”);

WHEREAS, on November 1, 2011, (a) Payee and Bank of America, N.A. (“BOA”) entered into that certain Assignment and Acceptance pursuant to which Payee has assigned to BOA, among other things, a portion of the principal indebtedness evidenced by Original Note A-1 in the amount of $19,170,212.77 (the “BOA Assigned Indebtedness”), (b) Payee and Capital One, National Association (“Capital One”) entered into that certain Assignment and Acceptance pursuant to which Payee has assigned to Capital One, among other things, a portion of the principal indebtedness evidenced by Original Note A-1 in the amount of $19,170,212.76 (the “Capital One Assigned Indebtedness”; together, collectively with the BOA Assigned Indebtedness, the “Payee Assigned Indebtedness), (c) DekaBank and BOA entered into that certain Assignment and Acceptance pursuant to which DekaBank has assigned to BOA, among other things, a portion of the principal indebtedness evidenced by Original Note A-2 in the amount of $12,629,787.23, and (d) DekaBank and Capital One entered into that certain Assignment and Acceptance pursuant to which DekaBank has assigned to Capital One, among other things, a portion of the principal indebtedness evidenced by Original Note A-2 in the amount of $12,629,787.24; and

WHEREAS, to reflect the Payee Assigned Indebtedness, Maker and Payee desire to execute this Note, which amends and restates in its entirety Original Note A-1.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker agrees that the Original Note A-1 is hereby amended and restated in its entirety as follows.

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REPLACEMENT PROMISSORY NOTE A-1

$53,000,000.00	New York, New York As of July 26, 2011

FOR VALUE RECEIVED, EMPIRE STATE LAND ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business at c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165, Attention: Legal (“ESLA”), and EMPIRE STATE BUILDING ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business at c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165, Attention: Legal, collectively, as maker (“ESBA” and, together with ESLA, collectively, “Maker”), promises to pay to the order of HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”), a national banking association having an address at 452 Fifth Avenue, New York, New York 10018 (together with its successors and assigns, “Payee”) at its offices located at 452 Fifth Avenue, New York, New York 10018, the Principal Amount (as defined herein), together with interest from the date hereof and other fees, expenses and charges as provided in this Note.

This Note, together with (a) that certain Replacement Promissory Note A-2 in the stated principal amount of $42,400,000.00, of even date herewith, from Maker to DekaBank, (b) that certain Replacement Promissory Note A-3 in the stated principal amount of $31,800,000.00, of even date herewith from Maker to BOA, and (c) that certain Replacement Promissory Note A-4 in the stated principal amount of $31,800,000.00, of even date herewith, from Maker to Capital One (this Note, together with the Replacement Notes described in clauses (a) through (c) above are collectively referred to as the “New Replacement Notes”), are intended to replace and supersede Original Note A-1 and Original Note A-2 in their entirety. This Note is not intended to, nor shall it be construed to, create any new indebtedness or constitute a novation of Original Note A-1 or Original Note A-2 or the obligations evidenced thereby.

In addition, this Note, together with the New Replacement Notes, evidence the same indebtedness evidenced by that certain Consolidated, Amended and Restated Promissory Note, in the stated principal amount of $159,000,000.00, of even date herewith, from Maker to Lenders (the “Existing Note”), and are intended to replace and supersede the Existing Note in its entirety. The Existing Note evidences the Initial Advance of the Loan, and such Existing Note is now held by HSBC, as administrative agent (the “Agent”), for the ratable benefit of the Lenders. This Note is one of the Notes relating to the Loan Agreement (as defined herein) and is not intended to, nor shall it be construed to, create any new indebtedness or constitute a novation of the Existing Note or the obligations evidenced thereby.

1. DEFINED TERMS.

(a) Initially capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in that certain Loan Agreement, dated as of the date hereof, by and among Maker, Agent and the Lenders (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), unless otherwise expressly provided herein. Any reference in this Note or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, consolidated, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

2. PAYMENT TERMS.

(a) Maker agrees to pay to the order of Payee Fifty Three Million and 00/100 Dollars ($53,000,000.00) (the “Principal Amount”) and interest on the Principal Amount of this Note in accordance with this Note and the Loan Agreement. The outstanding principal balance due under this Note, all accrued and unpaid interest thereon and all other amounts due hereunder and under the Mortgage and the other Loan Documents shall be due and payable on the Maturity Date.

(b) Interest on the outstanding principal balance of this Note shall accrue at a floating rate per annum equal to the Applicable Interest Rate. After the occurrence and during the continuance of an Event of Default, interest on the then outstanding principal balance of this Note shall accrue at the Default Rate in accordance with the provisions of Section 2.2.1 of the Loan Agreement.

(c) On each Payment Date during the term of the Loan, Maker shall pay to Agent, for the benefit of the Payee, a monthly payment equal to the amount required pursuant to this Note and the Loan Agreement, to be applied by Agent, for the benefit of Payee, in accordance with this Note and the Loan Agreement.

(d) Interest on the then outstanding principal balance of this Note shall be calculated by multiplying (1) the actual number of days elapsed in the period for which the calculation is being made, by (2) the daily rate, equal to the Applicable Interest Rate, divided by three hundred sixty (360), by (3) the outstanding principal balance of this Note.

(e) All payments made by Maker hereunder or under any of the Loan Documents shall be made on or before 1:00 p.m. New York City time. Any payments received after such time shall be credited to the next following Business Day.

(f) All amounts advanced by Payee pursuant to the Loan Documents, other than the Principal Amount, or other charges provided in the Loan Documents, shall be due and payable as provided in the Loan Documents. In the event any such advance or charge is not paid by Maker within the time set forth in the applicable Loan Document for such payment (taking into account any applicable notice and grace periods), Payee may, at its option, first apply any payments received thereafter under this Note to repay such advances, together with any interest that may be due and payable thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(g) Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Agent or its agent or designee at the address set forth on the first page of this Note or at such other place as Agent or its agent or designee may from time to time designate in a written notice given in accordance with the notice requirements of the Loan Agreement.

(h) All amounts due under this Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

(i) To the extent that Maker makes a payment or Agent, on behalf of Payee, or Payee, receives any payment or proceeds for Maker’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor-in-possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or Payee.

3. PREPAYMENTS. This Note may be prepaid in whole or in part in compliance with the terms, provisions and conditions of the Loan Agreement.

4. MISCELLANEOUS.

(a) Waiver. Maker and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Maker and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Note.

(b) Non-Recourse. Recourse to the Maker with respect to any claims arising under or in connection with this Note shall be limited to the extent provided in Section 10.22 of the Loan Agreement and the terms, covenants and conditions of Section 10.22 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Note.

(c) Note Secured. This Note and all obligations of Maker hereunder are secured by the Loan Agreement, the Mortgage and the other Loan Documents.

(d) Notices. Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to Section 10.6 of the Loan Agreement.

(e) Entire Agreement. This Note, together with the other Loan Documents, constitutes the entire and final agreement between Maker and Payee with respect to the subject matter hereof and thereof and may only be changed, amended, modified or waived by an instrument in writing signed by Maker and Payee.

(f) No Waiver. No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances.

(g) Successors and Assigns. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Payee or by operation of law, the term “Payee” as used herein, shall mean such endorsee, assignee, or other transferee or successor to Payee then becoming the holder of this Note. Without limiting the effect of specific references in any provision of this Note, the term “Maker” shall be deemed to refer to each and every Person comprising Maker from time to time, jointly and severally, and to include the heirs, executors, administrators, legal representatives, successors and assigns of each such Person.

(h) Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

(i) Severability. The provisions of this Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Note.

(j) Counterparts. This Note may be executed in any number of duplicate originals and each such duplicate original, taken together, shall be deemed to constitute but one and the same instrument.

(k) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO CHOICE OF LAW RULES. MAKER AND PAYEE AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT, IN EITHER CASE SITTING IN THE COUNTY OF NEW YORK, AND MAKER AND PAYEE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON MAKER AND PAYEE IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. MAKER AND PAYEE HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

(l) JURY TRIAL WAIVER. MAKER AND PAYEE AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER MAKER OR PAYEE HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND MAKER AND PAYEE HEREBY AGREE AND CONSENT THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. MAKER AND PAYEE ACKNOWLEDGE THAT THEY HAVE CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGE THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

(m) Counterclaims and Other Actions. Maker hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Agent or Payee on this Note, any and every right Maker may have to (1) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Agent or Payee on this Note and cannot be maintained in a separate action) and (2) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding; (provided, however, that the foregoing shall not be deemed a waiver of Maker’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Maker’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lenders in any separate action or proceeding).

IN WITNESS WHEREOF, Maker has duly executed this Replacement Promissory Note A-1 as of the day and year first above written.

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MAKER:

EMPIRE STATE LAND ASSOCIATES L.L.C.

By:	Empire State Building Associates L.L.C., its Sole Member

	By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

	By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Member

	By:	/s/ Thomas N. Keltner
Thomas N. Keltner, Jr., Member

EMPIRE STATE BUILDING ASSOCIATES L.L.C.

By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Member

By:	/s/ Thomas N. Keltner
Thomas N. Keltner, Jr., Member